Certifications
--------------
I, Charles E. Porter, a principal executive officer of the funds listed on Attachment A, certify that:

1. I have reviewed each report on Form N-CSR of the funds listed on Attachment A:

2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;

3. Based on my knowledge, the financial statements, and other financial information included in each report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in each report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-3(c) under the Investment Company Act) for the registrants and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report are being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report (the "Evaluation Date") based on such evaluation; and

c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officer and I have disclosed to each registrant's auditors and the audit committee of each registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect each registrant's ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrant's internal controls.

/s/Charles E. Porter        Date: August 30, 2004
----------------------      ---------------------
Charles E. Porter, Principal Executive Officer




Certifications
--------------
I, Steven D. Krichmar, the principal financial officer of the funds listed on Attachment A, certify that:

1. I have reviewed each report on Form N-CSR of the funds listed on Attachment A:

2. Based on my knowledge, each report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by each report;

3. Based on my knowledge, the financial statements, and other financial information included in each report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in each report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-3(c) under the Investment Company Act) for the registrants and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which each report are being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report (the "Evaluation Date") based on such evaluation; and

c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

5. The registrant's other certifying officer and I have disclosed to each registrant's auditors and the audit committee of each registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect each registrant's ability to record, process, summarize, and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in each registrant's internal controls.

/s/Steven D. Krichmar       Date: August 30, 2004
----------------------      ---------------------
Steven D. Krichmar, Principal Financial Officer




Attachment A
--------------
Period(s) ended June 30, 2004

057 Putnam Europe Equity Fund
2CE Putnam International Growth and Income Fund
2HF Putnam Small Cap Growth Fund
377 Putnam Discovery Growth Fund
841 Putnam International Equity Fund
852 Putnam New Opportunities Fund
Putnam Variable Trust includes:
  2PX Putnam VT American Government Income Fund
  2TP Putnam VT Capital Appreciation Fund
  961 Putnam VT Diversified Income Fund
  2IS Putnam VT The George Putnam Fund of Boston
  070 Putnam VT Global Asset Allocation Fund
  016 Putnam VT Global Equity Fund
  066 Putnam VT Growth and Income Fund
  2PU Putnam VT Growth Opportunities Fund
  2IW Putnam VT Health Sciences Fund
  067 Putnam VT High Yield Fund
  068 Putnam VT Income Fund
  2DO Putnam VT International Equity Fund
  2DN Putnam VT International Growth and Income Fund
  2DP Putnam VT International New Opportunities Fund
  2IO Putnam VT Investors Fund
  069 Putnam VT Money Market Fund
  098 Putnam VT New Opportunities Fund
  2DR Putnam VT New Value Fund
  2IP Putnam VT OTC & Emerging Growth Fund
  2LA Putnam VT Research Fund
  2MJ Putnam VT Small Cap Value Fund
  152 Putnam VT Utilities Growth and Income Fund
  2DQ Putnam VT Vista Fund
  065 Putnam VT Voyager Fund
  2TJ Putnam VT Discovery Growth
  23N Putnam VT Equity Income Fund
  23K Putnam VT Capital Opportunities Fund
  23H Putnam VT Mid Cap Value Fund